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                                                                   Exhibit 23.13


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-4) and related Joint Proxy Statement/Prospectus of Wyndham Hotel Corporation and Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company (File No. 333-28085 and 333-28085-01) of our report (i) dated March 7, 1997 except for note 12 as to which the date is October 7, 1997 on our audit of the Financial Statements of SCP (Buttes), Inc., as of and for the year ended December 31, 1996.


                                                   /s/ Coopers & Lybrand, L.L.P.

Phoenix, Arizona
December 8, 1997